 Exhibit (h)(9)

EXECUTION

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment, dated as of December 19, 2025, by and between DBX ETF Trust (the “Trust”) and The Bank of New York Mellon (“BNY”) who are parties to the Fund Administration and Accounting Agreement dated January 31, 2011 (the “Agreement”).

WHEREAS, the parties wish to amend the Agreement as set forth below:

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Exhibit A is replaced in its entirety with the attached Exhibit A dated as of the date of this Amendment.
2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.
3.	This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Each party represents and warrants that the individual executing this Amendment on its behalf has the requisite authority to bind it to this Amendment including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. As used herein, “Electronic Signature” shall mean image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods. Executed counterparts may be delivered by facsimile or email.

EXECUTION

       IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

DBX ETF TRUST, on behalf of the Trust and each portfolio series identified on Exhibit A attached hereto

By: /s/John Millette

Name: John Millette

Title: Secretary

THE BANK OF NEW YORK MELLON

By: /s/Allison M. Gardner

Name: Allison M. Gardner

Title: Senior Vice President

Date: December 19, 2025

2

EXECUTION

EXHIBIT A

(as of December 19, 2025)

List of Portfolios

Xtrackers FTSE Developed ex US Multifactor ETF	DEEF
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers High Beta High Yield Bond ETF	HYUP
Xtrackers International Real Estate ETF	HAUZ
Xtrackers Low Beta High Yield Bond ETF	HYDW
Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF	EMCR
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI EAFE Selection Equity ETF	EASG
Xtrackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI EAFE High Dividend Yield Equity ETF	HDEF
Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI Emerging Markets Climate Selection ETF	EMCS
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers MSCI Kokusai Equity ETF	KOKU
Xtrackers MSCI USA Selection Equity ETF	USSG
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers Russell US Multifactor ETF	DEUS
Xtrackers Russell 1000 US Quality at a Reasonable Price ETF	QARP
Xtrackers S&P 500 Scored & Screened ETF	SNPE
Xtrackers S&P MidCap 400 Scored & Screened ETF	MIDE
Xtrackers Short Duration High Yield Bond ETF	SHYL
Xtrackers USD High Yield Corporate Bond ETF	HYLB
Xtrackers Global Carbon ETF	ECRB
Xtrackers Risk Managed USD High Yield Strategy ETF	HYRM
Xtrackers Net Zero Pathway Paris Aligned US Equity ETF	USNZ
Xtrackers S&P 500 Growth Scored & Screened ETF	SNPG
Xtrackers S&P 100 Ex Top 20 ETF	SNPVXOEX
Xtrackers S&P Dividend Aristocrats Screened ETF	SNPD
Xtrackers MSCI USA Climate Action Equity ETF	USCA
Xtrackers US Green Infrastructure Select Equity ETF	UPGR
Xtrackers Cybersecurity Select Equity ETF	PSWD
Xtrackers Semiconductor Select Equity ETF	CHPS
Xtrackers USD High Yield BB-B ex Financials ETF	BHYB
Xtrackers US National Critical Technologies ETF	CRTC
Xtrackers California Municipal Bond ETF	CA

EXECUTION

Xtrackers RREEF Global Natural Resources ETF	NRES
Xtrackers Artificial Intelligence and Big Data ETF	XAIX
Xtrackers US 0-1 Year Treasury ETF	TRSY
Xtrackers S&P 500 Diversified Sector Weight ETF	SPXD
Xtrackers Nifty 500 India ETF	IND
Xtrackers Europe Market Leaders ETF	XEML
Xtrackers Europe Defense Technologies ETF	XDEF